Exhibit 99.1

NEWS release

P.O. Box 10, Manitowoc, WI 54221-0010

For further information, contact:

Kevin M LeMahieu, Chief Financial Officer

Phone: (920) 652-3200 / klemahieu@bankfirst.com

FOR IMMEDIATE RELEASE

Bank First Announces Net Income for the Fourth Quarter of 2022

•	Net income of $12.8 and $45.2 million for the three months and year ended December 31, 2022
•	Earnings per common share of $1.43 and $5.58 for the three months and year ended December 31, 2022
•	Quarterly cash dividend of $0.25 per share declared, an increase of 13.6% from prior-year fourth quarter quarterly cash dividend

MANITOWOC, Wis, January 17, 2022 -- Bank First Corporation (NASDAQ: BFC) (“Bank First” or the “Bank”), the holding company for Bank First, N.A., reported net income of $12.8 million, or $1.43 per share, for the fourth quarter of 2022, compared with net income of $11.2 million, or $1.46 per share, for the prior-year fourth quarter. For the year ended December 31, 2022, Bank First earned $45.2 million, or $5.58 per share, compared to $45.4 million, or $5.92 per share for the year ended December 31, 2021. Pre-tax expenses related to the Bank’s completed acquisition of Denmark Bancshares, Inc. (“Denmark”) and planned acquisition of Hometown Bancorp, Ltd. (“Hometown”) totaled $1.4 million during the fourth quarter of 2022, reducing after-tax earnings per share by approximately $0.12. For the year ended December 31, 2022, these expenses reduced after-tax earnings per share by $0.69.

Operating Results

Net interest income (“NII”) during the fourth quarter of 2022 was $30.6 million, up $2.9 million from the previous quarter and up $7.4 million from the fourth quarter of 2021. NII for the year ended December 31, 2022 was $104.1 million, up from $90.1 million during the prior year. The fourth quarter of 2022 marked the first quarter since 2020 in which NII was not positively impacted by loans originated through the Small Business Administration’s Paycheck Protection Program (“PPP”). Interest income from PPP loans totaled $0.1 million during the previous quarter and $1.3 million during the fourth quarter of 2021.

Purchase accounting entries, resulting from our acquisition of Denmark during the third quarter of 2022, as well as acquisitions of other institutions over the last several years, increased NII during the fourth quarter of 2022 by $1.2 million, or $0.10 per share after tax, compared to $0.7 million, or $0.07 per share after tax, for both the previous quarter and fourth quarter of 2021. For the years ended December 31, 2022 and 2021, the impact of these purchase accounting entries increased NII by $2.6 million, or $0.23 per share after tax, and $1.9 million, or $0.19 per share after tax, respectively.

Net interest margin (“NIM”) was 3.71% for the fourth quarter of 2022, compared to 3.63% for the previous quarter and 3.47% for the fourth quarter of 2021. NIM was 3.41% and 3.47% for the years ended December 31, 2022 and 2021, respectively. During much of the first half of 2022 the Bank engaged in a strategy to enhance NII, utilizing $300.0 million in short-term borrowings from the Federal Home Loan Bank and investing these funds in short-term, liquid, risk-free, interest-earning assets. This non-core strategy reduced NIM by approximately 0.15% for the year ended December 31, 2022.

Bank First recorded a provision for loan losses of $0.5 million during the fourth quarter of 2022, compared to $0.6 million during the fourth quarter of 2021. Provision expense was $2.2 million for the year ended December 31, 2022 compared to $3.1 million for the year ended December 31, 2021. While near-term economic headwinds remain, both locally and nationally, asset quality metrics for the Bank remain very strong.

Noninterest income was $3.9 million for the fourth quarter of 2022, compared to $5.5 million for the fourth quarter of 2021. Income provided by the Bank’s investment in Ansay declined $0.4 million from the prior quarter and $0.1 million from the prior-year fourth quarter. The final quarter of each year has historically seen seasonal lows in income provided by Ansay, and 2022 was no exception. While loan servicing income has seen a steady increase over the second half of 2022 as a result of the serviced loan portfolio acquired from Denmark, valuation adjustments to the Bank’s mortgage servicing rights asset on its balance sheet have created significant variances quarter-to-quarter. These valuation adjustments were negligible for the fourth quarter of 2022 compared to a positive adjustment of $0.9 million in the prior quarter and $0.7 million in the prior-year fourth quarter. Gains on the sale of secondary market mortgage loans declined from $1.2 million during the fourth quarter of 2021 to $0.2 million during the fourth quarter of 2022. Full year gains on these sales for 2022 totaled $1.6 million compared to $7.4 million during 2021, a decline of $5.8 million.

Noninterest expense was $17.3 million in the fourth quarter of 2022, compared to $18.9 million during the prior quarter and $13.4 million during the fourth quarter of 2021. Personnel expense declined by $2.7 million from the prior quarter primarily as a result of $3.0 million in one-time severance and employment agreement payments as part of the Denmark transaction which closed in the prior quarter. Occupancy, equipment and office expenses increased by $0.8 million from the prior quarter and $1.3 million from the prior-year fourth quarter. These increases were primarily the result of a one-time charge of $0.6 million during the fourth quarter of 2022 related to the termination of a long-term lease on a former Denmark branch location that was not opened by Bank First. Data processing expense and outside service fees have been elevated throughout 2022 compared to 2021 levels as a result of costs related to acquisitions. Finally, amortization expense related to core deposit intangibles on the Bank’s balance sheet increased $0.2 million from the prior quarter and $0.6 million from the prior-year fourth quarter. The acquisition of Denmark created a core deposit intangible of approximately $15.1 million (3.1% of core deposits acquired). Amortization of this core deposit intangible, which began during the third quarter of 2022, added $0.7 million in amortization expense to the fourth quarter of 2022.

Balance Sheet

Total assets were $3.66 billion at December 31, 2022, a $722.9 million increase from December 31, 2022. The preliminary fair value of assets acquired in the Denmark acquisition during the third quarter of 2022 totaled approximately $687.5 million, comprising a significant portion of asset growth during 2022.

Total loans were $2.89 billion at December 31, 2022, up $658.5 million from December 31, 2021, and up $34.7 million from the end of the prior quarter. Excluding the impact of PPP repayments or forgiveness as well as approximately $458.1 million in loans acquired from Denmark, loans grew by 10.9% during the year ended December 31, 2022. Annualized loan growth during the fourth quarter of 2022 amounted to 5.8%. As previously noted in Bank First’s release of results for the third quarter of 2022, management made the decision to slow loan growth while concentrating more aggressive rate offerings on customers who maintain their full banking relationship with the Bank. This decision was intended to conserve the Bank’s liquidity until competitors better aligned rate offerings with movements in the interest rate environment.

Total deposits, nearly all of which remain core deposits, were $3.06 billion at December 31, 2022, up $531.8 million from December 31, 2021. Noninterest-bearing demand deposits comprised 31.1% of the Bank’s total core deposits at December 31, 2022.

Asset Quality

Nonperforming assets at December 31, 2022 totaled $6.7 million, down $1.6 million from December 31, 2021. Nonperforming assets to total assets ended 2022 at 0.18%, down from 0.29% at the end of 2021. Nonperforming assets at December 31, 2022 include four properties valued at $2.5 million that were previously operating branch locations of Bank First or Denmark which are no longer part of the Bank’s branch network. These properties have all been listed for sale.

Capital Position

Stockholders’ equity totaled $453.1 million at December 31, 2022, an increase of $130.5 million from the end of 2021. Interest rate movements during 2022 impacted the value of investments in the Bank’s available-for-sale investment portfolio, creating a loss in other comprehensive income which reduced stockholders’ equity by $19.2 million during the year ended December 31, 2022. Dividends totaling $7.6 million and share repurchases totaling $13.8 million, at an average per share price of $72.63, further reduced capital during 2022. Strong earnings served to offset these items, increasing capital by $45.2 million. Finally, the acquisition of Denmark increased total stockholders’ equity by $125.3 million. Bank First’s tangible book value increased by $62.8 million during 2022 and tangible book value per common share outstanding totaled $35.88 at December 31, 2022 compared to $34.56 at December 31, 2021.

Dividend Declaration

Bank First’s Board of Directors approved a quarterly cash dividend of $0.25 per common share, payable on April 5, 2023, to shareholders of record as of March 22, 2023.

Bank First Corporation provides financial services through its subsidiary, Bank First, which was incorporated in 1894. Bank First offers loan, deposit and treasury management products at each of its 26 banking locations in Wisconsin. The bank has grown through both acquisitions and de novo branch expansion. The company employs approximately 327 full-time equivalent staff and has assets of approximately $3.7 billion. Insurance services are available through our bond with Ansay & Associates, LLC. Trust, investment advisory and other financial services are offered through the bank’s partnerships with Legacy Private Trust, an alliance with Morgan Stanley and an affiliation with McKenzie Financial Services, LLC. The bank is a co-owner of a bank technology outfitter, UFS, LLC, which provides digital, core, cybersecurity, managed IT and private cloud services. Further information about Bank First Corporation is available by clicking on the Investor Relations tab at www.bankfirst.com.

# # #

Forward-Looking Statements: Certain statements contained in this press release and in other recent filings may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements relating to the timing, benefits, costs, and synergies of the merger with Denmark, statements relating to our projected growth, anticipated future financial performance, financial condition, credit quality and management’s long-term performance goals, and statements relating to the anticipated effects on our business, financial condition and results of operations from expected developments or events, our business, growth and strategies. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions.

These forward-looking statements are not historical facts, and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond Bank First’s control. The inclusion of these forward-looking statements should not be regarded as a representation by Bank First or any other person that such expectations, estimates, and projections will be achieved. Accordingly, Bank First cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) business and economic conditions nationally, regionally and in our target markets, particularly in Wisconsin and the geographic areas in which we operate, (2) changes in government interest rate policies, (3) our ability to effectively manage problem credits, (4) the risks associated with Bank First’s pursuit of future acquisitions, (5) Bank First’s ability to successful execute its various business strategies, including its ability to execute on potential acquisition opportunities, and (6) general competitive, economic, political, and market conditions.

Further information regarding Bank First and factors which could affect the forward-looking statements contained herein can be found in Bank First's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and its other filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond Bank First’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this press release, and Bank First undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for Bank First to predict their occurrence or how they will affect the company.

Bank First Corporation

Consolidated Financial Summary (Unaudited)

	At or for the Three Months Ended					At or for the Year Ended
(In thousands, except per share data)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2022	12/31/2021
Results of Operations:
Interest income	$35,754	$30,740	$25,820	$24,220	$25,043	$116,534	$98,386
Interest expense	5,132	3,047	2,340	1,930	1,812	12,449	8,304
Net interest income	30,622	27,693	23,480	22,290	23,231	104,085	90,082
Provision for loan losses	500	-	500	1,200	600	2,200	3,100
Net interest income after provision for loan losses	30,122	27,693	22,980	21,090	22,631	101,885	86,982
Noninterest income	3,896	5,166	5,551	5,234	5,520	19,847	23,541
Noninterest expense	17,254	18,895	13,219	12,731	13,435	62,099	50,556
Income before income tax expense	16,764	13,964	15,312	13,593	14,716	59,633	59,967
Income tax expense	3,920	3,431	3,658	3,410	3,553	14,419	14,523
Net income	$12,844	$10,533	$11,654	$10,183	$11,163	$45,214	$45,444

Earnings per common share - basic	$1.43	$1.26	$1.55	$1.34	$1.46	$5.58	$5.92
Earnings per common share - diluted	1.43	1.26	1.55	1.34	1.46	5.58	5.92

Common Shares:
Basic weighted average	8,962,400	8,205,914	7,457,443	7,540,264	7,570,128	8,044,906	7,621,632
Diluted weighted average	8,993,685	8,228,197	7,472,561	7,559,844	7,595,052	8,069,260	7,643,167
Outstanding	9,021,697	9,028,629	7,470,255	7,570,766	7,616,540	9,021,697	7,616,540

Noninterest income / noninterest expense:
Service charges	$1,564	$1,383	$1,441	$1,422	$1,574	$5,810	$6,128
Income from Ansay	242	671	819	826	383	2,558	2,587
Income from UFS	935	852	563	705	776	3,055	2,556
Loan servicing income	545	491	448	438	434	1,922	1,622
Valuation adjustment on mortgage servicing rights	19	885	1,511	450	671	2,865	1,290
Net gain on sales of mortgage loans	222	264	403	671	1,167	1,560	7,371
Net gain (loss) on other real estate owned	-	-	(25)	171	(186)	146	20
Other noninterest income	369	620	391	551	701	1,931	1,967
Total noninterest income	$3,896	$5,166	$5,551	$5,234	$5,520	$19,847	$23,541

Personnel expense	$8,162	$10,812	$7,006	$7,175	$7,307	$33,155	$28,515
Occupancy, equipment and office	1,962	1,176	1,214	1,115	950	5,467	4,198
Data processing	1,971	1,577	1,431	1,345	1,334	6,324	5,344
Postage, stationery and supplies	229	215	144	183	181	771	713
Advertising	66	61	55	89	75	271	227
Charitable contributions	165	150	235	168	135	718	534
Outside service fees	1,631	2,538	1,386	1,172	776	6,727	3,076
Net loss on sales of securities	-	-	-	-	-	-	3
Amortization of intangibles	980	751	294	293	352	2,318	1,405
Other noninterest expense	2,088	1,615	1,454	1,191	2,325	6,348	6,541
Total noninterest expense	$17,254	$18,895	$13,219	$12,731	$13,435	$62,099	$50,556

Period-end balances:
Cash and cash equivalents	$119,350	$143,441	$43,986	$107,359	$296,860	$119,350	$296,860
Investment securities available-for-sale, at fair value	304,637	303,280	292,426	297,063	212,689	304,637	212,689
Investment securities held-to-maturity, at cost	45,097	40,826	33,867	5,841	5,911	45,097	5,911
Loans	2,893,978	2,859,293	2,387,617	2,316,688	2,235,515	2,893,978	2,235,515
Allowance for loan losses	(22,680)	(23,045)	(22,699)	(21,749)	(20,315)	(22,680)	(20,315)
Premises and equipment	56,448	57,019	50,608	50,068	49,461	56,448	49,461
Goodwill and core deposit intangible, net	127,036	129,361	58,805	59,099	59,392	127,036	59,392
Mortgage servicing rights	9,582	9,563	6,977	5,466	5,016	9,582	5,016
Other assets	126,984	121,016	109,440	105,101	93,023	126,984	93,023
Total assets	3,660,432	3,640,754	2,961,027	2,924,936	2,937,552	3,660,432	2,937,552

Deposits	3,060,229	3,138,201	2,601,479	2,557,106	2,528,440	3,060,229	2,528,440
Securities sold under repurchase agreements	97,196	21,963	16,125	13,130	41,122	97,196	41,122
Borrowings	25,429	26,069	19,235	25,247	25,511	25,429	25,511
Other liabilities	24,475	15,106	10,026	11,150	19,826	24,475	19,826
Total liabilities	3,207,329	3,201,339	2,646,865	2,606,633	2,614,899	3,207,329	2,614,899

Stockholders' equity	453,103	439,415	314,162	318,303	322,653	453,103	322,653

Book value per common share	50.22	48.67	42.06	42.04	42.36	50.22	42.36
Tangible book value per common share	36.14	34.34	34.18	34.24	34.56	36.14	34.56

Average balances:
Loans	$2,860,967	$2,640,397	$2,341,954	$2,271,956	$2,207,615	$2,530,737	$2,217,305
Interest-earning assets	3,316,406	3,062,921	2,975,376	3,001,174	2,695,175	3,089,760	2,634,565
Total assets	3,633,251	3,349,615	3,186,384	3,209,202	2,901,685	3,347,857	2,837,793
Deposits	3,111,328	2,911,561	2,566,520	2,543,471	2,513,918	2,785,127	2,451,203
Interest-bearing liabilities	2,198,549	2,034,158	2,053,369	2,080,172	1,759,437	2,091,729	1,729,313
Goodwill and other intangibles, net	111,440	90,962	58,987	59,285	59,614	76,362	60,178
Stockholders' equity	446,579	401,130	317,484	322,852	318,837	372,430	310,370

Paycheck Protection Program ("PPP") loan information
PPP Loans (period end)	$-	$-	$5,625	$16,904	$31,100	$-	$31,100
PPP Loan Deferred Origination Fees (period end)	-	-	106	477	1,080	-	1,080
PPP Loans (average during the period)	-	2,663	10,138	23,552	50,602	3,164	122,468
Interest income recognized during the period (includes recognized origination fees)	-	94	396	662	1,290	1,152	7,831

Financial ratios:
Return on average assets *	1.40%	1.25%	1.47%	1.27%	1.53%	1.35%	1.60%
Return on average common equity *	11.41%	10.42%	14.72%	12.62%	13.89%	12.14%	14.64%
Average equity to average assets	12.29%	11.98%	9.96%	10.06%	10.99%	11.12%	10.94%
Stockholders' equity to assets	12.38%	12.07%	10.61%	10.88%	10.98%	12.38%	10.98%
Tangible equity to tangible assets	9.23%	8.83%	8.80%	9.04%	9.15%	9.23%	9.15%
Loan yield *	4.58%	4.29%	4.06%	4.02%	4.25%	4.26%	4.25%
Earning asset yield *	4.32%	4.03%	3.53%	3.32%	3.74%	3.82%	3.79%
Cost of funds *	0.93%	0.59%	0.46%	0.38%	0.41%	0.60%	0.48%
Net interest margin, taxable equivalent *	3.71%	3.63%	3.21%	3.06%	3.47%	3.41%	3.47%
Net loan charge-offs to average loans *	0.12%	-0.05%	-0.08%	-0.04%	0.02%	0.00%	0.02%
Nonperforming loans to total loans	0.15%	0.17%	0.22%	0.24%	0.37%	0.15%	0.37%
Nonperforming assets to total assets	0.18%	0.18%	0.18%	0.19%	0.28%	0.18%	0.28%
Allowance for loan losses to loans	0.78%	0.81%	0.95%	0.94%	0.91%	0.78%	0.91%

* Components of the quarterly ratios were annualized

Bank First Corporation

Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Three Months Ended
	December 31, 2022			December 31, 2021
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$2,764,365	$126,842	4.59%	$2,117,319	$90,468	4.27%
Tax-exempt	96,602	4,263	4.41%	90,296	4,152	4.60%
Securities
Taxable (available for sale)	237,789	5,380	2.26%	119,901	3,311	2.76%
Tax-exempt (available for sale)	81,497	2,183	2.68%	71,804	2,179	3.03%
Taxable (held to maturity)	38,457	1,102	2.87%	-	-	-
Tax-exempt (held to maturity)	5,196	134	2.58%	5,912	151	2.55%
Cash and due from banks	92,500	3,328	3.60%	289,943	454	0.16%
Total interest-earning assets	3,316,406	143,232	4.32%	2,695,175	100,715	3.74%
Non interest-earning assets	339,345			226,891
Allowance for loan losses	(22,500)			(20,381)
Total assets	$3,633,251			$2,901,685
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$279,638	$2,224	0.80%	$203,363	$253	0.12%
Savings accounts	833,316	4,892	0.59%	550,402	1,835	0.33%
Money market accounts	630,001	5,051	0.80%	687,353	1,911	0.28%
Certificates of deposit	377,617	4,806	1.27%	248,318	2,082	0.84%
Brokered Deposits	6,719	198	2.95%	12,079	349	2.89%
Total interest bearing deposits	2,127,291	17,171	0.81%	1,701,515	6,430	0.38%
Other borrowed funds	71,258	3,188	4.47%	57,922	759	1.31%
Total interest-bearing liabilities	2,198,549	20,359	0.93%	1,759,437	7,189	0.41%
Non-interest bearing liabilities
Demand Deposits	984,037			812,403
Other liabilities	4,086			11,008
Total Liabilities	3,186,672			2,582,848
Shareholders' equity	446,579			318,837
Total liabilities & sharesholders' equity	$3,633,251			$2,901,685
Net interest income on a fully taxable equivalent basis		122,873			93,526
Less taxable equivalent adjustment		(1,381)			(1,361)
Net interest income		$121,492			$92,165
Net interest spread (3)			3.39%			3.33%
Net interest margin (4)			3.71%			3.47%

(1) Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.
(2) Nonaccrual loans are included in average amounts outstanding.
(3) Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4) Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.

Bank First Corporation

Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Year Ended
	December 31, 2022			December 31, 2021
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$2,434,554	$103,612	4.26%	$2,128,327	$90,172	4.24%
Tax-exempt	96,183	4,227	4.39%	88,978	4,113	4.62%
Securities
Taxable (available for sale)	227,101	5,230	2.30%	103,277	2,788	2.70%
Tax-exempt (available for sale)	81,181	2,140	2.64%	70,864	2,207	3.11%
Taxable (held to maturity)	24,416	670	2.74%	-	-	-
Tax-exempt (held to maturity)	5,396	139	2.58%	6,098	155	2.54%
Cash and due from banks	220,929	1,883	0.85%	237,021	310	0.13%
Total interest-earning assets	3,089,760	117,901	3.82%	2,634,565	99,745	3.79%
Non interest-earning assets	280,249			222,548
Allowance for loan losses	(22,152)			(19,320)
Total assets	$3,347,857			$2,837,793
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$253,443	$1,075	0.42%	$209,970	$252	0.12%
Savings accounts	691,599	3,099	0.45%	497,958	1,773	0.36%
Money market accounts	666,717	3,025	0.45%	664,591	2,115	0.32%
Certificates of deposit	286,054	2,818	0.99%	278,602	2,967	1.06%
Brokered Deposits	8,587	251	2.92%	14,718	420	2.85%
Total interest bearing deposits	1,906,400	10,268	0.54%	1,665,839	7,527	0.45%
Other borrowed funds	185,329	2,181	1.18%	63,474	777	1.22%
Total interest-bearing liabilities	2,091,729	12,449	0.60%	1,729,313	8,304	0.48%
Non-interest bearing liabilities
Demand Deposits	878,727			785,364
Other liabilities	4,971			12,746
Total Liabilities	2,975,427			2,527,423
Shareholders' equity	372,430			310,370
Total liabilities & sharesholders' equity	$3,347,857			$2,837,793
Net interest income on a fully taxable equivalent basis		105,452			91,441
Less taxable equivalent adjustment		(1,366)			(1,359)
Net interest income		$104,086			$90,082
Net interest spread (3)			3.22%			3.31%
Net interest margin (4)			3.41%			3.47%

(1)  Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.

(2)  Nonaccrual loans are included in average amounts outstanding.

(3)  Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(4)  Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.